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INTERNAL REVENUE SERVICE                        DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P O BOX A-3617 DPN20-6
CHICAGO, IL 60690

Date: SEPTEMBER 18, 1995               Employer Identification Number:
                                           41-0265900
FIRST BANK SYSTEM, INC.                File Folder Number:
C/O KATHERINE M. MATTSON                   410001648
DORSEY AND WHITNEY                     Person to Contact:
220 SOUTH 6TH ST                           TECHNICAL SCREENER
MINNEAPOLIS, MN 55402-1498             Contact Telephone Number:
                                           (312) 435-1040
                                       Plan Name:
                                           ACCUMULATION PLAN

                                       Plan Number: 004

Dear Applicant:

    We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

    Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401 1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

    The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

    This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

    This determination letter is applicable for the amendment(s) adopted on 12-01-94.

    This determination letter is also applicable for the amendment(s) adopted on 03-09-94.

    This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

    This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

    This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Acts Pub. L. 103-465.

    The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

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                                     -2-

FIRST BANK SYSTEM, INC.

    We have sent a copy of this letter to your representative as indicated in the power of attorney.

    If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                       Sincerely yours,



                                       /s/ Robert W. Brock
                                       ----------------------------------------
                                       Robert W. Brock
                                       District Director

Enclosures:
Publication 794
Addendum


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                                     -3-

FIRST BANK SYSTEM, INC.

This determination also applies to amendment adopted January 27, 1993.